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                                                                    EXHIBIT 21.1

SUBSIDIARIES OF REGISTRANT

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
                                                                                            Percentage
                                                       Jurisdiction                         of Voting
Name of Subsidiary                                   of Incorporation                      Stock Owned
------------------                                   ----------------                      -----------
BevCo Sales, Inc.                                         Delaware                             100%
Beverage Corporation International, Inc.                  Delaware                             100%
Everfresh Beverages, Inc.                                 Delaware                             100%
Faygo Beverages, Inc.                                     Michigan                             100%
Faygo Sales Company                                         Texas                              100%
Hayward Enterprises, Inc.                              North Carolina                          100%
Home Juice Corp.                                          Delaware                             100%
National Beverage Vending Company                         Delaware                             100%
National Retail Brands, Inc.                              Delaware                             100%
NewBevCo, Inc.                                            Delaware                             100%
PACO, Inc.                                                Delaware                             100%
PETCO, Inc.                                               Delaware                             100%
Shasta West, Inc.                                         Delaware                             100%
Shasta Beverages, Inc.                                    Delaware                             100%
Shasta Beverages International, Inc.                      Delaware                             100%
Shasta Midwest, Inc.                                      Delaware                             100%
Shasta Northwest, Inc.                                    Delaware                             100%
Shasta Sales, Inc.                                        Delaware                             100%
Shasta Sweetener Corp.                                    Delaware                             100%
Specialty Beverage Products, Inc.                         Delaware                             100%
Winnsboro Beverage Packers, Inc.                          Delaware                             100%
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